                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          LAKELAND INDUSTRIES, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                  May 13, 1997

Dear Stockholder,

         I am pleased to extend to you my personal invitation to attend the 1997 Annual Meeting of Stockholders of Lakeland Industries, Inc. (the "Company") on Wednesday, June 18, 1997 at 10:00 a.m. at the Decatur Country Club, 2401 Country Club Road SE, Decatur, AL 35601.

         The accompanying Notice of Annual Meeting and Proxy Statement contain a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss the Company's performance for its fiscal year ended January 31, 1997 and its plans for the current fiscal year. Certain members of the Company's Board of Directors and officers of the Company, as well as a representative of Grant Thornton LLP, the Company's independent auditors, will be available to answer any questions you may have, or to make a statement if they wish to.

         While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure your shares are represented. I urge you therefore to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.


                                            Sincerely,

                                            /s/ Raymond J. Smith

                                            Raymond J. Smith
                                            President and Chairman of the Board

                            LAKELAND INDUSTRIES, INC.

                                    NOTICE OF

                       1997 ANNUAL MEETING OF STOCKHOLDERS
                                  June 18, 1997


TO THE STOCKHOLDERS OF LAKELAND INDUSTRIES, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders of Lakeland Industries, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 18, 1997 at 10:00 a.m. at the Decatur Country Club, 2401 Country Club Road SE, Decatur, AL 35601 for the following purposes:

         1.       To elect two Class II members of the Board of Directors, and

         2. To transact such other business as properly may come before the meeting or any adjournment thereof.

         Each share of the Company's Common Stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 29, 1997 will be entitled to notice and to vote at the meeting.

May 13, 1997

                       BY ORDER OF THE BOARD OF DIRECTORS
                         Christopher J. Ryan, Secretary


PLEASE DATE, VOTE AND SIGN THE ENCLOSED PROXY AND RETURN PROMPTLY. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                            LAKELAND INDUSTRIES, INC.
                               711-2 Koehler Ave.
                           Ronkonkoma, New York 11779

                                 PROXY STATEMENT
                       1997 Annual Meeting of Stockholders
                                  June 18, 1997

                               GENERAL INFORMATION

                            -------------------------

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Lakeland Industries, Inc. (the "Company") of proxies from the holders of the Company's $.01 par value Common Stock (the "Common Stock") for use at the 1997 Annual Meeting of Stockholders to be held on June 18, 1997, and at any adjournment thereof (the "Annual Meeting").

         This proxy statement, the accompanying form of proxy and the Company's 1997 Form 10-K (which includes the Company's Annual Report to Stockholders) are first being sent to the Company's stockholders on or about May 13, 1997.

         The accompanying proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a properly signed proxy bearing a later date, filed with the Secretary of the Company prior to the Annual Meeting. If the person giving the proxy is present at the meeting and wishes to vote in person, he or she may withdraw his or her proxy at that time.

         The Company has borne all costs of solicitation of proxies. In addition to solicitation by mail, there may be incidental personal solicitations made by directors, officers and regular employees of the Company and its subsidiaries. The cost of solicitation, including the payments to nominees who at the request of the Company mail such material to their customers, will be borne by the Company.

               VOTING SECURITIES AND STOCK OWNERSHIP OF OFFICERS,
                      DIRECTORS AND PRINCIPAL STOCKHOLDERS

         All holders of record of the Common Stock at the close of business on April 29, 1997, are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 29, 1997, there were 2,550,000 shares of outstanding Common Stock, each entitled to one vote per share on all matters to be voted upon at the Annual Meeting. The Company's stockholders do not have cumulative voting rights.

         The following table sets forth information as of April 25, 1997, with respect to beneficial ownership of the Company's Common Stock by all persons known by the Company to own beneficially more than 5% of the Common Stock, each director and nominee for director of the Company and all directors and officers of the Company as a group. All persons listed have sole voting and investment power with respect to their shares of Common Stock.

Name and Address             Number of Common                    Percent of
Beneficial Owner             Shares Beneficially Owned           of Class
-------------------          ------------------------            ----------

Raymond J. Smith                    579,500    (1)                 22.73%
711-2 Koehler Ave.
Ronkonkoma, NY 11779

Christopher J. Ryan                 248,972    (2)(6)              9.76%
711-2 Koehler Ave.
Ronkonkoma, NY 11779

Joseph P. Gordon                    140,500                        5.51%
177-23 Union Tpke.,
Flushing, NY 11366

John J. Collins, Jr.                126,400    (3)                 4.96%

Eric O. Hallman                      74,000    (3)                 2.90%

Walter J. Raleigh                     6,000    (4)                  .24%
All officers and directors
as a group (7 persons)            1,079,822    (5)                42.35%

--------------------------
Included in the above are fully exercisable options to purchase the Company's common stock, as follows:

         (1) 9,000 shares granted on June 5, 1996; and 44,500 shares granted January 1 and 2, 1994;
         (2) 40,000 shares granted on May 28, 1991; and 8,750 shares granted January 1, 1994;
         (3) 5,000 shares granted on June 5, 1991; and 1,000 shares granted on June 15, 1994 to each of Mr. Hallman and Mr. Collins;
         (4) 5,000 shares granted on April 18, 1997 and 1,000 shares granted June 15, 1995;
         (5)      164,700 shares granted between May 28, 1991 and April 18, 1997
         (6) Mr. Ryan disclaims beneficial ownership of 15,000 shares owned by his wife.

Proposal 1 -
                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides for three classes of directors with staggered terms of office and provides that upon the expiration of the terms of office for a class of directors, nominees for each class shall be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. The Company currently has one Class I director, two Class II directors and two Class III directors. At the 1997 Annual Meeting there are two nominees for director in Class II. The incumbent Class III and Class I directors have one year and two years, respectively, remaining on their terms of office.

         The Company has no reason to believe that either of the nominees will be disqualified or unable to serve, or will refuse to serve if elected. However, if a nominee is unable or unwilling to accept election, the proxies will be voted for such substitute as the Board of Directors may select. It is intended that the shares represented by proxies will be voted, in the absence of contrary instructions, for the election as director of the nominees for Class II named in the following table. The Board of Directors has nominated and Management recommends the election of the persons listed in the following table as Class II directors. The table also sets forth the names of the one director in Class I and the two directors in Class III whose terms of office have not expired, their ages, their positions with the Company and the period each has served as a director of the Company. There are no family relationships among the Board members.


                                                                Position
                                                                With the                    Director
      Name                               Age                    Company                       Since
---------------------------------------------------------------------------------------------------------------
                                                NOMINEES  FOR DIRECTOR
                                                       CLASS II
                                   (Nominees for 3 Year Term Expiring in June, 2000)
                                       -----------------------------------------


John J. Collins, Jr.                     54                  Director                         1986
Eric O. Hallman                          53                  Director                         1982


                                   INCUMBENT DIRECTOR - CLASS I
                           (Two Years Remaining on Term Expiring in June, 1999)
                              -----------------------------------------

Christopher J. Ryan                      45            Executive Vice President -             1986
                                                       Finance, Secretary and Director

                                   INCUMBENT DIRECTORS - CLASS III
                         (One Year remaining on Term Expiring in June, 1998)
                             ------------------------------------------


Raymond J. Smith                         58            Chairman of the Board,                 1982
                                                       President and Director

Walter J. Raleigh                        69            Director                               1991


         The principal occupations and employment of the nominees for director and for the directors continuing in office are set forth below:

         John J. Collins, Jr. has been Senior Vice President of Liberty Brokerage, a government securities firm, since January 1987. From 1977 to January, 1987, he was Executive Vice President of Chapdelaine GSI, a government securities firm.

         Eric O. Hallman has been a director of the Company since its incorporation. He was President of Naess Hallman Inc., a shipbrokering firm, between 1984 and 1991. Mr. Hallman was also affiliated between 1991 and 1992 with Finanshuset (U.S.A.), Inc., a shipbrokering and international financial services and consulting concern, and is currently an officer of Sylvan Lawrence, a real estate development company.

         Raymond J. Smith, a co-founder of the Company, has been Chairman of the Board of Directors and President since its incorporation in 1982.

         Walter J. Raleigh is a director of Clinton Mills, Inc. and was president of Clinton Mills Sales, Co. Division, N.Y. from 1974 to 1995. Clinton Mills was a textile manufacturer of woven fabrics. Mr. Raleigh retired from Clinton Mills in 1995 and now is a Senior Adviser to CMI Industries, Inc., the successor company to Clinton Mills. Mr. Raleigh is a director of Kerry Petroleum Company, an oil and gas development company.

         Christopher J. Ryan has served as Executive Vice President-Finance and director since May, 1986 and Secretary since April 1991. From October 1989 until February 1991 Mr. Ryan was employed by Sands Brothers, Mitchell Co. Ltd. and Rodman & Renshaw, Inc., both investment banking firms. Prior to that, he was an independent consultant with Laidlaw Holding Co., Inc., an investment banking firm, from January 1989 until September 1989. From February, 1987 to January, 1989 he was employed as the Managing Director of Corporate Finance for Brean Murray, Foster Securities, Inc. He was employed from June, 1985 to March, 1986 as a Senior Vice President with the investment banking firm of Laidlaw Adams Peck, Inc., a predecessor firm to Laidlaw Holdings, Inc.

         During the year ended January 31, 1997, the Board of Directors of the Company met three times, and four of the five members of the Board of Directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period when he was a director, and (2) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods when he served).


Committees of the Board of Directors are as follows:

         1- The Stock Option and Compensation Committee is responsible for evaluating the performance of the Company's management, fixing or determining the method of fixing compensation of the Company's salaried employees, administering the Company's Stock Option and 401K/ESOP Plans, and reviewing significant amendments to a subsidiary's employee pension benefit plan. The Committee also, in conjunction with the Chief Executive Officer, considers the qualifications of prospective Directors of the Company and, as vacancies occur, recommends nominees to the Board of Directors. The Stock Option and Compensation Committee (which also functions as a nominating committee for nominations to the Board) will consider nominees to the Board recommended by stockholders. Such recommendations must be in writing and sent to the Secretary of the Company no later than January 31st of the year in which the Annual Meeting is to be held, accompanied by a brief description of the proposed nominee's principal occupation and his or her other qualifications which, in the stockholder's opinion, make such person a suitable candidate for nomination to the Board. This Committee did not meet during the year ended January 31, 1997.

The committee members are:

                  John J. Collins, Jr., Eric O. Hallman, and Walter J. Raleigh

Compensation Committee Interlocks and Insider Participation

         Members of the Stock Option and Compensation Committee are outside directors that do not serve in any other capacity with respect to the Company or any of its subsidiaries. Messrs. Collins and Hallman are partners of POMS Holding Co., see Certain Relationships and Related Transactions.

         2- The Audit Committee was formed in September, 1987 and is responsible for recommending to the Board of Directors the appointment of independent auditors for the fiscal year, reviewing with the independent auditors the scope of their proposed and completed audits, and reviewing with the Company's financial management and its independent auditors, other matters relating to audits and to the adequacy of the Company's internal control structure. This Committee met once during the year ended January 31, 1997.

The committee members are:

                  John J. Collins, Jr., Eric O. Hallman, and Christopher J. Ryan

                       COMPENSATION OF EXECUTIVE OFFICERS
                     --------------------------------------

         The table below sets forth all salary, bonus and all other compensation paid to the Company's chief executive officer and each of the Company's other executive officers (who earned more than $100,000 per year in salary and bonus) for the years ended January 31, 1997, 1996 and 1995:


Name and                                                                                           All Other
Principal Position                      Year                   Salary             Bonus            Compensation

Raymond J. Smith,                       1997                  $225,000          $--------            $--------
Chairman, President and CEO             1996                   225,000             28,653             --------
                                        1995                   195,000             29,250             --------

Christopher J. Ryan,                    1997                   115,000             23,250             --------
Executive V.P.-Finance                  1996                   115,000             55,956             --------
and Secretary                           1995                   115,000             17,250             --------

Harvey Pride, Jr.                       1997                   115,000             19,136             --------
Vice President-                         1996                   115,000              9,044             --------
Manufacturing                           1995                   108,619             16,044             --------

James McCormick                         1997                    89,000             16,350             --------
VP - Treasurer                          1996                    89,000             10,968             --------
                                        1995                    87,802             12,684             --------

         There are four executive officers with salary and bonus individually exceeding $100,000. There were no pension or retirement plans or other benefits, payable or accrued, for such persons during fiscal year 1997. The Company has entered into employment contracts with certain executive officers providing for annual compensation of $225,000 for Mr. Smith and $175,000 for Mr. Ryan and $115,000 for Mr. Pride. Mr. Smith has a three year contract which expires on January 31, 1998, Mr. Pride has a one year contract which expires on January 31, 1998 and Mr. Ryan has a three year contract which expires on February 13, 2000. All contracts are automatically renewable for one or two year terms, unless in various instances 30 to 120 days notice is given by either party. The above named executives participate in the Company's 401-K Plan which commenced on January 1, 1995. The Company has not made a contribution to this plan.

         These employment contracts are similar in nature and include disability benefits, vacation time, non-compete and confidentiality clauses. There are no provisions for retirement. Messrs. Smith, Ryan and Pride's contracts have an additional provision for annual bonus based on the Company's performance and based upon earnings per share formulas determined by the Stock Option and Compensation Committee of the Board of Directors of the Company. All contracts contain language substantially similar to the following change in control clause:

                  "Upon the occurrence of a change in control..., you shall have the right to terminate, at your option this agreement within 10 to 45 days after the occurrence of such change in control. Upon the effective date of such termination, you shall be entitled to receive a lump sum severance amount equal to the sum of (i) the greater of the present value of your base salary in effect at the time of the change in control for one year or the present value of your base salary in effect at the time of the change of control for the remainder of the term and
         (ii) the estimated amount which would have been payable to you pursuant to any bonus as set forth in this agreement for the fiscal year during which the change in control occurred, as determined in good faith by the (Stock Option and Compensation Committee) Board of Directors of the Company based upon the Company's results of operations for the fiscal year through the effective date of the termination and its historical results of operations and pro-rated to the effective date of termination...

                  In the event of a disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets the Company will require any successor, to expressly assume and agree to perform this agreement in the same manner and to the same extent that the Company would be required to perform if no such disposition had taken place."

STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Policies: The compensation policy of the Company is to provide its executive officers and management with a level of pay and benefits that will assure the Company's competitiveness and continued growth, and allow the Company to retain key executives critical to this long-term success and attract and retain qualified personnel. The Company competes for talented executives in a market segment where successful entrepreneurial executives are highly compensated. It also competes for executives with a background in manufacturing and selling protective safety garments. As a result, to obtain and retain highly qualified and motivated executives, the Compensation Committee has deemed it desirable to structure employment arrangements which compensate highly for high profitability and performance and to enter into written employment agreements with its senior executive officers.

         The Compensation Committee's responsibilities include overseeing the Company's compensation policies., supervising compensation for management and employee benefits and administering the Company's stock option and other employee benefit plans.

         The Compensation Committee also develops and negotiates employment agreements with key executive officers. These employment agreements include base salaries and incentive compensation arrangements designed to reward management for achieving certain production or performance levels. The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which the Company enters into with executive officers and key individuals, other than those senior executives that have written employment agreements. See "Compensation of Executive Officers".

         In order to determine appropriate levels of executive compensation, the Compensation Committee reviews various factors, including individual performance, and evaluates the progress of the Company towards attaining its long-term profit and return on equity goals. Compensation packages for senior executive officers have been structured to attempt to compensate them to a substantial extent based on both the profitability of the Company as a whole and the productivity of their individual departments.

Particulars: Messrs. Eric O. Hallman, John J. Collins, Jr. and Walter J. Raleigh were members of the Company's Stock Option and Compensation Committee when it ratified Mr. Smith's employment contract on September 7, 1994, and Mr. Pride's employment contract renewed February 1, 1995 and Mr.Ryan's which was ratified on February 14, 1997. Mr. Walter J. Raleigh joined the Board of Directors on April 18, 1991, as a third outside director and with Messrs. Hallman and Collins, these three outside directors presently make up the Stock Option and Compensation Committee.

         Messrs. Smith, Pride and Ryan were awarded base compensations of $225,000, $115,000 and $115,000, for fiscal 1997, respectively. In addition, the Committee reviewed what was normally paid the President and Chairman in Mr. Smith's case and Executive Vice President Finance and InHouse Counsel in Mr. Ryan's case and the Chief Manufacturing Executive in Mr. Pride's case, in public companies of Lakeland's size and concluded that the compensation package represented close to the median of what other officers were being compensated in like public companies of comparable size after reviewing Growth Resources Officer Compensation Report Tenth Edition - Panel Publications.

         These contracts also provide for bonuses in addition to salary based upon the Company's increase in earnings. No options were granted to any executive officers during this period and no existing options were exercised by any officer. (See Directors and Principal Stockholders.) The Stock Option and Compensation Committee believes that the contracts covering Messrs. Smith, Pride and Ryan are appropriately tied to their respective levels of expertise, were constructed at or below industry norms, and any increases in compensation were and will be tied to increases in the Company's earnings. The Stock Option and Compensation Committee also took into consideration that since the inception of the Company 15 years ago there have been no executive pension plans, deferred compensation plans, or other compensation or benefit plans for executives of the Company other than the Company Stock Option Plan and the 401-K/ESOP Plan, the latter of which went into effect January 1, 1995.

         The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Performance Graph

         The Corporate Performance Graph, appearing on the following page,

obtained from Media General Financial Services of Virginia, compares the five year cumulative total return of the Company's common stock with that of a broad equity market index (NASDAQ), including dividend reinvestment and with that of a peer group:

Option/SAR Grants in Last Fiscal Year - No stock options were granted to any employee not listed below in fiscal 1997 and no SAR grants have been made since inception of the Stock Option Plan. See Directors' Compensation.

Stock Option Plan

Messrs. Smith, Ryan, Pride and McCormick participate in the Company's Incentive Stock Option Plan (common stock) as follows:

                      No. of                          Date(s)                                             Grant
Name of               Shares        Option              of                       Expiration               Date
Executive             Granted       Price             Grant                        Date(s)                Value
---------------------------------------------------------------------------------------------------------------------
Mr. Smith              53,500    $2.25 - 3.50     6/5/96 & 1/2/94 & 1/1/94  6/4/06 & 1/2/99 & 1/1/99     $140,894
Mr. Ryan               48,750    $1.37 - 2.25         5/28/91 & 1/1/94         5/27/01 & 1/1/04           $74,487
Mr. Pride              29,600    $2.25 - 3.50         6/5/96 & 1/1/94          6/4/06 & 1/1/04            $91,600
Mr. McCormick          14,850    $2.25 - 3.50         6/5/96 & 1/1/94          6/4/06 & 1/1/04            $39,663

         There are currently 250,000 option shares available for future grant under this plan. During the year ended January 31, 1997, 34,000 stock options were granted (replacing same that expired); no stock options have ever been exerecised under this Plan.

                                    [CHART]

                      COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG LAKELAND INDUSTRIES, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                                      FISCAL YEAR ENDING
                              -------------------------------------------------------------------
COMPANY                       1992       1993        1994        1995         1996        1997
-------                       ----       ----        ----        ----         ----        ----

LAKELAND INDUSTRIES, INC.     $100     $187.50     $262.50     $475.00      $428.13     $315.63
BROAD MARKET                   100       99.66      125.55      118.65       166.13      218.63
PEER GROUP                     100       75.15       83.71       78.60        52.53       50.93

                     ASSUMES $100 INVESTED ON FEB. 1, 1992
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING JAN. 31, 1997

                             DIRECTORS' COMPENSATION
                          -----------------------------

         Members of the Board of Directors, in their capacity as directors, are reimbursed for all travel expenses to and from meetings of the Board. Outside Directors received $750 for each meeting as compensation for serving on the Board. There are no charitable award or director legacy programs. Messrs. Collins, Hallman and Raleigh participate in the Company's Non-employee Directors' Option Plan as follows:

                                      # of      Option   Date of     Expiration
                     Director         Shares    Price    Grant       Date
                    -------------     --------  ------   --------    ----------
                    Mr. Collins       5,000      1.43    6/5/91      6/5/97
                    Mr. Hallman       5,000      1.43    6/5/91      6/5/97
                    Mr. Collins       1,000      3.88    6/15/94     6/15/2000
                    Mr. Hallman       1,000      3.88    6/15/94     6/15/2000
                    Mr. Raleigh       1,000      4.25    6/15/95     6/15/2001
                    Mr. Raleigh       5,000      3.25    4/18/97     4/18/2003

         There are currently 42,000 option shares available for future grant under this plan. During the year ended January 31, 1997, no options were granted and no options have ever been exercised under this plan. On April 18, 1997, 5,000 option shares for Mr. Raleigh expired and were renewed for an additional five year period at the market price at the close of business April 18, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ----------------------------------------------------

         POMS Holding Co. ("POMS", a partnership consisting of Raymond J. Smith, Eric O. Hallman, John J. Collins, Jr., Joseph P. Gordon, Harvey Pride, Jr. and certain other stockholders of the Company) leases to the Company a 90,308 square foot disposable garment manufacturing facility in Decatur, Alabama. Under leases effective January 1 and March 1, 1995 and expiring on August 31, 1999, the Company pays an annual rent of $364,900 and is the sole occupant of the facility.

         The Company received a $3,000 monthly rent reduction from POMS (that commenced August 1, 1991 and continued until August 31, 1994, and during January 1994, the Company received an additional one time rent reduction of $5,000. For the years ended January 31, 1997, 1996 and 1995 this rent reduction amounted to $0, $0, and $21,000, respectively.

         During September 1992 Highland, a former wholly-owned subsidiary of the Company, relocated to Somerville, Alabama from the above mentioned Decatur facility. Highland entered into $1,500 month to month lease agreement for 12,000 sq. ft. of manufacturing space, sharing this same Somerville location with Chemland, another former wholly-owned subsidiary of the Company. Chemland currently has a $1,600 month to month lease agreement for 12,000 sq. ft. This Somerville facility is owned by Harvey Pride, Jr., an officer of the Company.

         The Company believes that all rents paid to POMS and Harvey Pride, Jr.

by the Company, Highland and Chemland Divisions are comparable to what would be charged by an unrelated third party. The net rent paid to POMS by the Company for the year ended January 31, 1997, amounted to $354,960 and the total rent paid to Harvey Pride, Jr. by the Company for use by its Highland and Chemland divisions, for the year ended January 31, 1997, amounted to $37,200.

         During the year ended January 31, 1997 the Company made payments totaling $4,396 to Madison Mobile Storage, Inc. for trailer rentals, and $433,262 for expenses incurred by Madison Mobile Storage, Inc. in running the Company's Missouri facility. Such expenses included payroll, insurance, auto and other miscellaneous expenses. The principal shareholder of Madison Mobile Storage, Inc. is Mr. Harvey Pride, Jr. who is also an officer of the Company.

         The Company paid or accrued legal fees of $2,670 for the fiscal year ended January 31, 1997 to the law firm of Wildman, Harrold, Allen, Dixon & Smith, the Company's General Counsel, of which a partner, Mr. Thomas Smith, is the brother of Raymond J. Smith.

                                  OTHER MATTERS
                               ------------------

         The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING
                  ---------------------------------------------

         Stockholder proposals for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting of Stockholders must be received by the Company not later than January 1, 1998. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year and must continue to own such securities through the date on which the meeting is held, and the securities so held must have a market value of at least $1,000. Any such proposal will be included in the Proxy Statement for such Annual Meeting if the rules of the Securities and Exchange Commission are complied with as to the timing and form of such proposal, and the content of such stockholder's proposal is determined by the Company to be appropriate under rules promulgated by the Commission.


                                          By the Order of the Board of Directors

                                          /s/ Christopher J. Ryan

                                          Christopher J. Ryan,
                                          Secretary


May 13, 1997


/x/        PLEASE MARK VOTES                                           PROXY
           AS IN THIS EXAMPLE                                LAKELAND INDUSTRIES, INC.
                                               711-2 KOEHLER AVENUE, RONKONKOMA, NEW YORK 11779-7410

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints Raymond J. Smith and Christopher J. Ryan as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Lakeland Industries, Inc., held of record by the undersigned on April 29, 1997, at the annual meeting of stockholders to be held on June 18, 1997 or any adjournment thereof.

PLEASE BE                                               Dated:           1997
 SURE TO
SIGN AND
  DATE
  THIS
PROXY IN
 THE BOX
 BELOW.

           Signature                     Signature if held jointly

                                               FOR     WITHHOLD
                                             nominee   AUTHORITY
                                             listed     to vote
                                              below       for
                                             (except    nominee
                                               as       listed
                                            marked to    below
                                               the
                                            contrary
                                             below)
1. Election of Directors                       / /        / /

  JOHN J. COLLINS, JR., ERIC O. HALLMAN

  (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

-------------------------------------------------------------------

2. Other Business

   1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

  Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

+                                                                              +

    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                           LAKELAND INDUSTRIES, INC.


      PLEASE DATE, VOTE SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.